Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and to the use in this Registration Statement on Form S-1 and related Prospectus of Snap Interactive, Inc., of our report dated March 30, 2012, except for Note 16 as to which the date is December 7, 2012, relating to the December 31, 2011 (restated) consolidated financial statements of Snap Interactive, Inc. and Subsidiaries filed with the Securities and Exchange Commission.

/s/ Liggett, Vogt & Webb P.A.
Certified Public Accountants

Boynton Beach, Florida
October 1, 2013